EXHIBIT 1.1

                                 $511,431,000

                           PRIDE INTERNATIONAL, INC.

           Zero Coupon Convertible Subordinated Debentures due 2018

                            UNDERWRITING AGREEMENT

                                                                April 20, 1998

SMITH BARNEY INC.
MORGAN STANLEY & CO. INCORPORATED
c/o   SMITH BARNEY INC.
      388 Greenwich Street
      New York, New York 10013

Dear Sirs:

      Pride International, Inc., a Louisiana corporation (the "Company"), proposes, upon the terms and conditions set forth herein, to issue and sell $511,431,000 aggregate principal amount at maturity of its Zero Coupon Convertible Subordinated Debentures due 2018 (the "Firm Debentures") to Smith Barney Inc. and Morgan Stanley & Co. Incorporated (the "Underwriters"). The Company also proposes, upon the terms and conditions set forth herein, to issue and sell to the several Underwriters up to an additional $76,714,000 aggregate principal amount at maturity of its Zero Coupon Convertible Subordinated Debentures due 2018 (the "Additional Debentures"). The Firm Debentures and the Additional Debentures are hereinafter sometimes collectively referred to as the "Debentures". The Debentures will be issued pursuant to the provisions of an Indenture to be dated as of April 1, 1998 (the "Original Indenture"), as amended and supplemented by the First Supplemental Indenture thereto to be dated as of April 24, 1998 (the Original Indenture, as so amended and supplemented, the "Indenture"), between the Company and Marine Midland Bank, as Trustee (the "Trustee"). The Company's common stock, no par value, is hereinafter referred to as the "Common Stock".

      The Company wishes to confirm as follows its agreement with you in connection with the several purchases of the Debentures by the Underwriters.

      1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3, including the related prospectus, for the registration of its Common Stock and certain of its debt securities (including the Debentures) under the Act and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations under the Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Original Indenture has been duly qualified under the Trust Indenture Act of

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1939, as amended (the "1939 Act"). A prospectus supplement reflecting the terms of the Debentures, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 of the 1933 Act Regulations. Such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424 is herein referred to as the "Prospectus Supplement." Such registration statement on Form S-3 (Registration No. 333-44925), as amended at the date hereof, is herein called the "Registration Statement," and the basic prospectus included therein relating to all offerings of securities under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus"; PROVIDED, HOWEVER, that, if such basic prospectus is amended or supplemented on or after the date hereof but prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement; and PROVIDED, FURTHER, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, any Prepricing Prospectus, the Prospectus, or any amendment or supplement thereto.

      2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 37.933% of the principal amount at maturity thereof, the principal amount at maturity of the Firm Debentures set forth opposite the name of such Underwriter in Schedule I hereto (or such principal amount at maturity of the Firm Debentures increased as set forth in Section 10 hereof).

      The Company also hereby agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus Supplement (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to $76,714,000 aggregate principal amount at maturity of Additional Debentures. The purchase price of any Additional Debentures which the Underwriters may elect to purchase shall be the same as the purchase price of the Firm Debentures, plus accrued original issue discount, if any, accrued from the issue date of the Firm Debentures. Additional Debentures may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Debentures. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the principal amount at maturity of Additional Debentures which bears the same proportion to the aggregate principal amount at maturity of Additional Debentures to be purchased by the Underwriters as the principal amount at maturity of Firm Debentures set forth opposite the name

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of such Underwriter in Schedule I hereto (or such principal amount of Firm
Debentures increased as set forth in Section 10 hereof) bears to the aggregate principal amount at maturity of the Firm Debentures.

      3. TERMS OF PUBLIC OFFERING. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Debentures as soon after this Agreement has become effective as in your judgment is advisable and initially to offer the Debentures upon the terms set forth in the Prospectus.

      4. DELIVERY OF THE DEBENTURES AND PAYMENT THEREFOR. Delivery to the Underwriters of and payment for the Firm Debentures shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New York City time, on April 24, 1998 (the "Closing Date"). The place of closing for the Firm Debentures and the Closing Date may be varied by agreement between you and the Company.

      Delivery to the Underwriters of and payment for any Additional Debentures to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you to the Company of the Underwriters' determination to purchase a principal amount at maturity, specified in such notice, of Additional Debentures. The place of closing for any Additional Debentures and the Option Closing Date for such Debentures may be varied by agreement between you and the Company.

      The Firm Debentures and any Additional Debentures which the Underwriters may elect to purchase will be delivered to you for the accounts of the several Underwriters against payment of the purchase price therefor in immediately available funds and registered in such names and in such denominations as you shall request in writing prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or the Option Closing Date, as the case may be. The Debentures to be delivered to the Underwriters shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be.

      5. AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters as follows:

            (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Debentures may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

            (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of

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the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Debentures for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority; and (iii) within the period of time referred to in the first sentence in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

            (c) The Company will furnish to you, without charge (i) two signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request, (iii) such number of copies of the Indenture and of the Incorporated Documents, without exhibits, as you may reasonably request, and (iv) such number of copies of the exhibits to the Incorporated Documents as you may reasonably request.

            (d) Prior to the end of the period of time referred to in the first sentence in paragraph (f) below, the Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or file any document which, upon filing becomes an Incorporated Document, of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall reasonably object.

            (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Debentures are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

            (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Debentures are offered by the several Underwriters and by all dealers to whom Debentures may be sold, both in connection with the offering and sale of the Debentures and for such period of time

                                    -4-
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thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and you, as Representatives of the several Underwriters, agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

            (g) Prior to any public offering of the Debentures, the Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Debentures and the shares of Common Stock issuable upon conversion of the Debentures for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general consent to service of process in suits in any jurisdiction where it is not now so subject.

            (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the "effective date" (as defined in Rule 158 under the Act) of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section ll(a) of the Act and Rule 158 thereunder.

            (i) For a period of five years after the date of this Agreement, the Company will furnish to you as soon as available a copy of each report of the Company mailed to its shareholders or filed with the Commission and such other publicly available information concerning the Company as you may reasonably request.

            (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

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            (k) The Company will apply the net proceeds from the sale of the
Debentures substantially in accordance with the description set forth under the caption "Use of Proceeds" in the Prospectus Supplement.

            (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

            (m) Except as provided in this Agreement, the Company will not sell, contract to sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or grant any options or warrants to purchase Common Stock, for a period of 90 days after the date of the Prospectus, without the prior written consent of Smith Barney Inc. Notwithstanding the foregoing, during such period the Company may (i) grant stock options pursuant to the Company's existing stock option plans and, if approved by the shareholders of the Company at the 1998 Annual Meeting of Shareholders, pursuant to the Company's 1998 Long-Term Incentive Plan and (ii) issue a note convertible into Common Stock in connection with the purchase of the AMETHYST I as described in the Prospectus, PROVIDED, THAT, such note shall not be convertible into Common Stock during the period of 90 days after the date of the Prospectus.

            (n) The Company has furnished or will furnish to you "lock-up" letters, in form and substance reasonably satisfactory to you, signed by each of its current executive officers and directors.

            (o) Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Debentures.

      6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter that:

            (a) Each Prepricing Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

            (b) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus (or any supplement or amendment thereto)

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made in reliance upon and in conformity with information relating to any
Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

            (c) The Incorporated Documents heretofore filed, when they were filed or became effective (or, if any amendment with respect to any such document was filed when such amendment was filed or became effective), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed or became effective (or, if an amendment with respect to any such document was filed, when such amendment was filed or became effective), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

            (d) The Indenture has been duly authorized and, upon its execution and delivery by the Company and assuming due execution and delivery by the Trustee, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws now or hereafter in effect relating to or affecting rights and remedies of creditors, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding therefor may be brought, and the Original Indenture has been duly qualified under the 1939 Act and conforms to the description thereof in the Registration Statement and the Prospectus.

            (e) The Debentures have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to you against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws now or hereafter in effect relating to or affecting rights and remedies of creditors, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding therefor may be brought, and the Debentures will conform to the description thereof in the Registration Statement and the Prospectus.

            (f) All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the shares of Common Stock issuable upon conversion of the Debentures have been duly authorized and reserved for issuance and, when delivered upon conversion of the Debentures, will have been validly issued and fully paid and will be nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus.

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            (g) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Louisiana with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

            (h) Each "significant subsidiary" (as such term is defined in Regulation S-X under the Exchange Act) of the Company is listed on Exhibit 21 to the Annual Report on Form 10-K of the Company for the year ended December 31, 1997 or is described in the Registration Statement as having been acquired after December 31, 1997. Each of the Company's subsidiaries listed on Schedule II hereto (the "Subsidiaries") has been duly organized, is validly existing and is in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect.

            (i) All of the issued and outstanding shares of capital stock of each of the Subsidiaries has been duly authorized and validly issued and are owned directly or indirectly by the Company, subject to such minimum minority ownership interests in the non-U.S. Subsidiaries as may be required under applicable law. All such shares are fully paid and nonassessable, and, except as disclosed in the Prospectus, are owned by the Company free and clear of any security interest, mortgage, pledge, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien"). There are no outstanding subscriptions, rights, warrants, options, calls, convertible or exchangeable securities, commitments of sale, or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interests in, any Subsidiary.

            (j) Neither the Company nor any Subsidiary is in violation of or in default under (a) its charter or bylaws or (b) any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which it is a party or by which it is bound, or to which any of its property or assets is subject, which could reasonably be expected to have a Material Adverse Effect, singly or in the aggregate. No contract or other document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

            (k) This Agreement has been duly and validly authorized, executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or public policy relating thereto).

            (l) Neither the issuance and sale of the Debentures, the issuance of Common Stock upon conversion of the Debentures, the execution, delivery or performance of this Agreement and the

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Indenture by the Company, nor the consummation by the Company of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Debentures under the Act, registration under the Act of the shares of Common Stock issuable upon conversion of the Debentures, qualification of the Indenture under the 1939 Act, and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) except as would not have a Material Adverse Effect, conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any Lien upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

            (m) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body pending against the Company or any of its Subsidiaries that is required to be disclosed in the Registration Statement or the Prospectus, or which could reasonably be expected to have a Material Adverse Effect, or materially and adversely affect the performance of the Company's obligations pursuant to this Agreement and, to the best of the Company's knowledge, no such proceedings are contemplated or threatened. No action has been taken with respect to the Company or any Subsidiary, and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency and no injunction, restraining order or other order of any court of competent jurisdiction has been issued with respect to the Company or any Subsidiary that prevents the issuance of the Debentures, suspends the effectiveness of the Registration Statement, prevents or suspends the use of any Prepricing Prospectus or the Prospectus or prevents or suspends the sale of the Debentures in any of the jurisdictions that you may have specified pursuant to Section 5(g) hereof; no action, suit or proceeding before any court or arbitrator or any governmental body, agency or official (domestic or foreign), is pending against or, to the knowledge of the Company, threatened against, the Company or any Subsidiary that, if adversely determined, could reasonably be expected to (a) interfere with or adversely affect the issuance of the Debentures or (b) in any manner invalidate this Agreement; and every request of the Commission, or any securities authority or agency of any jurisdiction, for additional information to be included in the Registration Statement or the Prospectus or otherwise has been complied with in all material respects.

            (n) The accountants, Coopers & Lybrand L.L.P., who have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

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            (o) The consolidated financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are in all material respects accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

            (p) Except as disclosed in the Registration Statement or the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business or results of operations of the Company and the Subsidiaries taken as a whole.

            (q) Except as otherwise set forth in the Prospectus or such as would not have a Material Adverse Effect, each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all Liens, except Liens for taxes not yet due and payable and Liens described in the Registration Statement or the Prospectus or in a document filed as an exhibit to the Registration Statement. All the property described in the Prospectus as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, except as would not have a Material Adverse Effect.

            (r) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Debentures, will not distribute any offering material in connection with the offering and sale of the Debentures other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

            (s) The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are, in all material respects, necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company and any of the Subsidiaries considered as a whole.

            (t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

            (u) Except as would not, individually or in the aggregate, have a Material Adverse Effect (a) neither the Company nor any Subsidiary is in violation of any foreign, Federal, state or local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern"), or otherwise relating to the storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations; (b) neither the Company nor any Subsidiary has received any communication (written or oral), whether from a governmental authority or otherwise, alleging any such violation or noncompliance, and there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to such violation in the future; (c) there is no pending or, to the Company's knowledge, threatened claim, action, investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory, cleanup, or governmental responses costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (x) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by the Company or any Subsidiary, now or in the past, or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims"); and (d) there are no past or present actions, activities, circumstances, conditions, events or incidents, that could form the basis of any Environmental Claim against the Company or any Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or any Subsidiary has retained or assumed either contractually or by operation of law.

            (v) The Company and each of the Subsidiaries have filed all material tax returns required to be filed, other than those filings being contested in good faith, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

            (w) Except as contemplated by the Registration Rights Agreement dated as of March 10, 1997 among the Company, Gialos B.V. and Sertofin B.V., no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

            (x) The Company and the Subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

      7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Debentures by such Underwriter to any person if a copy of the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus (as amended or supplemented), provided that the Company has delivered the Prospectus (as amended or supplemented to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

      (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless any Underwriter and any such controlling person, to the extent provided in the preceding paragraph, from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

      (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person, based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, and any such controlling person, shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

      (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Debentures, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the

Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Debentures hereunder, any determination of the relative benefits received by the Company or the Underwriters from the offering of the Debentures shall include the net proceeds (before deducting expenses) received by the Company and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Debentures, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The foregoing contribution obligations shall be in addition to any liability which the Company on the one hand and the Underwriters on the other may otherwise have.


      (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Debentures underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts at maturity of Firm Debentures set forth opposite their names in Schedule I hereto (or such principal amounts at maturity of Firm Debentures increased as set forth in Section 10 hereof) and not joint.

      (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

      (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Debentures and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

      8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Debentures hereunder are subject to the following conditions:

            (a) The Registration Statement shall be effective on the date hereof, or if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment thereto to be declared effective before the offering of the Debentures may commence, such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

            (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties or results of operations of the Company or the Subsidiaries not contemplated by the Prospectus, which in your opinion, would materially adversely affect the market for the Debentures, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, materially adversely affect the market for the Debentures.

            (c) You shall have received an opinion (satisfactory to you and your counsel), dated the Closing Date, of McGlinchey Stafford, a Professional Limited Liability Company, counsel for the Company, to the effect that:

                  (i) the Company is a corporation, duly incorporated, validly existing and in good standing under the laws of Louisiana and has the corporate power and authority to own and lease its properties and to conduct its business as described in the Prospectus;

                  (ii) the Company has the corporate power and authority to enter into and perform this Agreement and to issue, sell and deliver the Debentures; this Agreement and the Indenture have been duly and validly authorized by all necessary corporate action by the Company, and have been duly executed and delivered by the Company;

                  (iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the "Description of Capital Stock" section of the Registration Statement and the Prospectus;

                  (iv) the Debentures have been duly and validly authorized and executed by the Company;

                  (v) the shares of Common Stock issuable upon conversion of the Debentures have been validly authorized and reserved for issuance and, when delivered upon conversion of the Debentures, will have been validly issued and fully paid and non-assessable and will not be subject to preemptive or similar rights pursuant to Louisiana law or the Company's Articles of Incorporation or Bylaws;

                  (vi) based on the description of the Company and its properties, operations, and activities contained in the Prospectus and the Registration Statement, neither the issuance and sale by the Company of the Debentures, the issuance by the Company of Common Stock upon conversion of the Debentures nor the performance of the Company's obligations pursuant to this Agreement and the Indenture will (A) conflict with, result in a breach of, or constitute a default under the terms of any Louisiana statute, rule or regulation to which the Company or any of its properties is subject or (B) violate any of the provisions of the Articles of Incorporation or Bylaws of the Company as in effect on the date of the opinion;

                  (vii) the Articles of Incorporation and Bylaws of the Company and the provisions of Louisiana law described in the Registration Statement and the Prospectus conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

            (d) You shall have received an opinion (satisfactory to you and your counsel), dated the Closing Date, of Baker & McKenzie and Brons & Salas, Venezuelan and Argentine counsel for the Company, respectively, to the effect that:

                  (i) Each of Pride International, C.A., Perforaciones Quitral-Co de Venezuela, S.A. and Pride International S.A. (the "South American Subsidiaries") (A) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and (B) has the corporate power and authority to own and lease its properties and to conduct its business as described in the Prospectus;

                  (ii) each of the South American Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                  (iii) all of the issued and outstanding capital stock of each of the South American Subsidiaries has been duly authorized and validly issued, and is fully paid and nonassessable, and except as disclosed in the Prospectus, the shares of capital stock of each South American Subsidiary are owned directly or indirectly by the Company free and clear of any perfected security interest and, to such counsel's knowledge, any other security interests, claims, liens or encumbrances; and

                  (iv) to such counsel's knowledge, except as disclosed in the Prospectus or in this Agreement, there are no outstanding (a) securities or obligations of the any of the South American Subsidiaries convertible into or exchangeable for any capital stock of any such Subsidiary, (b) warrants, rights or options to subscribe for or purchase from any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (c) obligations of any such subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

            (e) You shall have received the written opinion of Jean Paul Henderson, Associate General Counsel of Pride Forasol S.A., addressed to the Underwriter and dated the Closing Date to the effect that:

                  (i) each of Pride Forasol S.A., Pride Foramer S.A. and Pride Forinter Ltd. (the "Forasol Subsidiaries") has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus;

                  (ii) each of the Forasol Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                  (iii) all of the issued and outstanding capital stock of each of the Forasol Subsidiaries has been duly authorized and validly issued, and is fully paid and nonassessable, and except as disclosed in the Prospectus and such minimum minority interests as may be required by applicable law, the shares of capital stock of each Forasol Subsidiary are owned directly or indirectly by the Company free and clear of any perfected security interest and, to such counsel's knowledge, any other security interests, claims, liens or encumbrances.

            (f) You shall have received an opinion (satisfactory to you and your counsel), dated the Closing Date, of Baker & Botts, L.L.P., counsel for the Company, to the effect that:

                  (i) to such counsel's knowledge, except as disclosed in the Prospectus, there are no outstanding (a) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (b) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (c) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;

                  (ii) this Agreement (assuming the due authorization, execution and delivery hereof by the Company and by the Underwriters) is a valid and binding agreement of the Company enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law) subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws then or thereafter in effect relating to or affecting rights and remedies of creditors, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding therefor may be brought;

                  (iii) the Indenture, assuming due authorization, execution and delivery by the Company and by the Trustee, is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws then or thereafter in effect relating to or affecting rights and remedies of creditors, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding therefor may be brought and has been duly qualified under the 1939 Act;

                  (iv) the Debentures (assuming due authorization thereof) when issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws then or thereafter in effect relating to or affecting rights and remedies of creditors, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding therefor may be brought;

                  (v) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings therefor initiated or threatened by the Commission;

                  (vi) each document previously filed pursuant to the Exchange Act and incorporated by reference in the Prospectus, at the time it was filed or last amended (except for financial statements, the notes thereto and related schedules and other financial, numerical, statistical or accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), appeared on its face to comply as to form in all material respects to the applicable requirements of the Exchange Act.

                  (vii) to the knowledge of such counsel, no authorization, approval, consent or order of any court or United States Federal or State governmental authority or agency is required to be obtained by the Company in connection with the sale by the Company of the Debentures to you, except (a) such as have been obtained under the Act, and (b) such as may be required by the NASD or under the state securities or Blue Sky laws or regulations of any jurisdiction in the United States in connection with the purchase and distribution of the Debentures by the Underwriters;

                  (viii) the provisions of the Indenture described in the Registration Statement and the Prospectus conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

                  (ix) the Registration Statement, at the time it became effective, and the Prospectus, on its issue date and on the Closing Date (except, in each case, for financial statements, the notes thereto, the auditors' report thereon and related schedules and other financial, numerical, statistical or accounting data included or incorporated by reference therein or omitted therefrom, as to which no opinion need be expressed), appeared on their face to comply as to form in all material respects with the applicable requirements of the Act; to the knowledge of such counsel, there are no contracts or agreements to which the Company or any Subsidiary is a party or by which any of them may be bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described therein or filed or incorporated by reference as exhibits thereto;

                  (x) neither the issuance and sale by the Company of the Debentures, the issuance of Common Stock by the Company upon conversion of the Debentures nor the performance of the Company's obligations pursuant to this Agreement and the Indenture will conflict with, result in a breach of, or constitute a default under (A) the terms of any indenture or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound which is material to the Company and its Subsidiaries considered as a whole and of which such counsel has knowledge, (B) any statute, rule or regulation to which the Company or any Subsidiary is a party or by which any of them is bound, or to which any of the properties of the Company or any Subsidiary is subject, or (C) any order of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their properties of which such counsel has knowledge;

                  (xi) to the knowledge of such counsel, there is no current, pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary or to which any of their respective property is subject of a character required to be disclosed in the Registration Statement which is not disclosed in the Prospectus;

                  (xii) the Company is not, and will not be as a result of the consummation of the transactions contemplated by this Agreement, an "investment company" or a company

      "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                  (xiii) to the knowledge of such counsel, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company as part of or under the Registration statement, except as contemplated by the Registration Rights Agreement dated as of March 10, 1997 among the Company, Gialos B.V. and Sertofin B.V.;

            (g) You shall have received an opinion (satisfactory to you and your counsel), dated the Closing, of Robert W. Randall, General Counsel of the Company, to the effect that:

                  (i) each of the Subsidiaries that has been organized under the laws of a state of the United States (the "U.S. Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own and lease its properties and to conduct its business as described in the Prospectus;

                  (ii) the Company and each of the U. S. Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                  (iii) all of the issued and outstanding capital stock of each of the U. S. Subsidiaries has been duly authorized and validly issued, and is fully paid and nonassessable, and except as disclosed in the Prospectus, the shares of capital stock of each U.S. Subsidiary are owned directly or indirectly by the Company free and clear of any perfected security interest and, to such counsel's knowledge, any other security interests, claims, liens or encumbrances;

                  (iv) to such counsel's knowledge, except as disclosed in the Prospectus and for options issued under the Pride International, Inc. Long-Term Incentive Plan, the Pride International, Inc. 1993 Directors' Stock Option Plan or the Pride International, Inc. Employee Stock Purchase Plan, there are no outstanding (a) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (b) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable Securities or obligations, or (c) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

                  (v) neither the issuance and sale by the Company of the Debentures, the issuance by the Company of Common Stock upon conversion of the Debentures nor the performance of the Company's obligations pursuant to this Agreement and the Indenture will violate any of the provisions of the charter or by-laws of the Company or any U.S. Subsidiary as in effect on the date of the opinion;

                  (vi) to the knowledge of such counsel, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company as part of or under the Registration Statement, except as contemplated by the Registration Rights Agreement dated as of March 10, 1997 among the Company, Gialos B.V. and Sertofin B.V.;

                  (vii) to the knowledge of such counsel, there is no current, pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary or to which any of their respective property is subject of a character required to be disclosed in the Registration Statement which is not disclosed in the Prospectus;

                  (viii) except as will not have a Material Adverse Effect, to the knowledge of such counsel, each of the Company and its Subsidiaries has such permits as are in all material respects necessary to own, lease and operate its properties and to conduct its businesses in the manner described in the Prospectus; to the knowledge of such counsel, each of the Company and its Subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus;

                  (ix) to the knowledge of such counsel, neither the issuance and sale by the Company of the Debentures, the issuance by the Company of Common Stock upon conversion of the Debentures nor the performance of the Company's obligations pursuant to this Agreement and the Indenture will
      (A) conflict with, result in a breach of, or constitute a default under the terms of any material indenture or other material agreement or instrument to which any non-U.S. Subsidiary is a party or bound, or constitute a default under, any statute, rule or regulation to which any non-U.S. Subsidiary is a party or by which any of them is bound, or to which any of the properties of any non-U.S. Subsidiary is subject, or any order of any court or governmental agency or body having jurisdiction over any non-U.S. Subsidiary or any of their properties, except as will not have a Material Adverse Effect, or (B) violate any of the provisions of the charter or by-laws of any non-U.S. Subsidiary as in effect on the date of the opinion; and

                  (x) the respective provisions of the employment agreements and the Pride International, Inc. 1998 Long-Term Incentive Plan described in the Company's proxy statement incorporated by reference into the Prospectus conform in all material respects to the respective descriptions thereof contained in such proxy statement.

            In addition, each of Baker & Botts, L.L.P. and Robert W. Randall shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, your representatives and your counsel at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel did not independently verify such information and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing (relying as to the factual matters upon the statements of officers and other representatives of the Company and state officials and as to materiality to a large degree on officers and other representatives of the Company and your representatives), no facts came to such counsel's attention that led such counsel to believe that the Registration Statement (other than the financial statements, the notes thereto and the auditors' report thereon and the related Schedules and the other financial, numerical, statistical and accounting data included or incorporated by reference therein, or omitted therefrom, as to which such counsel need express no belief) as amended or supplemented, at the time such Registration Statement or any post-effective amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus (other than the financial statements, notes thereto and the auditors' reports thereto and the other financial, numerical, statistical and accounting data included or incorporated by reference therein, or omitted therefrom, as to which such counsel need express no belief) as amended or supplemented, as of its date and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            The opinion of McGlinchey Stafford shall be limited to the laws of the State of Louisiana. The opinion of Baker & Botts, L.L.P. shall be limited to the laws of the United States and the laws of the State of New York and the State of Texas. The opinion of Robert W. Randall shall be limited to the laws of the United States, the laws of the State of Texas, and the corporate law of the State of Delaware. The opinion of each foreign counsel shall be limited to the laws of the jurisdiction in which the foreign Subsidiary with respect to which such opinion is given is organized.

      (h) You shall have received on the Closing Date an opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated the Closing Date and addressed to you in form and substance reasonably satisfactory to you.

      (i) You shall have received letters addressed to you and dated the date hereof and the Closing Date from Coopers & Lybrand L.L.P., independent certified public accountants, substantially in the forms heretofore approved by you.

      (j) (i) there shall not have been any material adverse change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, or results of operations of the Company and the Subsidiaries taken as a whole;
(iii) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (iv) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief operating officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 8(g) and in Section 8(h) hereof.

      (k) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

      (l) There shall not have been any announcement by any "nationally recognized statistical rating organization", as defined for purposes of Rule 436(g) under the Act, that (i) it is downgrading its rating assigned to any class of securities of the Company, or (ii) it is reviewing any such rating with a view to possible downgrading, or with negative implications, or direction not determined.

      (m) The shares of Common Stock issuable upon conversion of the Debentures shall have been approved for listing, subject to notice of issuance, on the New York Stock Exchange.

      (n) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

      All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

      Any certificate or document signed by any officer of the Company and delivered to you or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

      The several obligations of the Underwriters to purchase Additional Debentures hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (g) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c), (f) and
(g) shall be revised to reflect the sale of Additional Debentures.

      9. EXPENSES. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing (or reproduction), and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, each amendment or supplement to any of them, this Agreement, the Indenture and the Statement of Eligibility and Qualification of the Trustee on Form T-1; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prepricing Prospectus, the Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Debentures; (iii) the preparation, printing (or reproduction), execution and delivery of the Indenture and the preparation, printing, authentication, issuance and delivery of the Debentures, including any stamp taxes in connection with the original issuance of the Debentures; (iv) the printing (or reproduction) and delivery of this Agreement, the Blue Sky Memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Debentures; (v) the listing of the shares of Common Stock issuable upon conversion of the Debentures on the New York Stock Exchange; (vi) the registration or qualification of the Debentures and the shares of Common Stock issuable upon conversion of the Debentures for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing (or reproduction), and delivery of the Blue Sky Memorandum and such registration and qualification); (vii) the filing fees in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the fees and expenses of the Trustee; (ix) the fees and expenses associated with obtaining ratings for the Debentures from nationally recognized statistical rating organizations; (x) the expenses incurred by or on behalf of the Company and its officers and directors in connection with presentations to prospective purchasers of the Debentures; and (xi) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

            10. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or
(ii) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Debentures may commence, when notification of the effectiveness of such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company.

            If, on the Closing Date or any Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Debentures or the Additional Debentures, as the case may be, which it or they are obligated to purchase hereunder on such date, and the aggregate principal amount at maturity of the Firm Debentures or the Additional Debentures, as the case may be, which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate principal amount at maturity of Debentures which all Underwriters are obligated to purchase on such date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the principal amount at maturity of Firm Debentures set forth opposite its name in Schedule I hereto bears to the aggregate principal amount at maturity of Firm Debentures set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Firm Debentures or the Additional Debentures, as the case may be, which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If, on the Closing Date or any Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Debentures or the Additional Debentures, as the case may be, which it or they are obligated to purchase on such date and the aggregate principal amount at maturity of the Firm Debentures or the Additional Debentures, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate principal amount at maturity of Debentures which the

Underwriters are obligated to purchase on such date and arrangements satisfactory to you and the Company for the purchase of such Debentures by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in
Schedule I hereto who, with your approval and the approval of the Company, purchases Debentures which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

      Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

      11. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Debentures), as the case may be, (i) trading in the Common Stock of the Company shall be suspended or subject to any material restriction or limitation not in effect on the date of this Agreement; (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (iii) a general moratorium on commercial banking activities in New York or Texas shall have been declared by either federal or state authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Debentures on the terms set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Debentures by the Underwriters.

      Notice of such termination may be given by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

      12. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page, and the statements in the first, third and eighth paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 6(b) and 7 hereof.

      13. MISCELLANEOUS. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 5847 San Felipe, Suite 3300, Houston, Texas 77057, Attention: Robert
W. Randall, with a copy to Baker & Botts, L.L.P. at 910 Louisiana Street, One Shell

Plaza, Houston, Texas 77002, Attention: L. Proctor Thomas; (ii) if to you, as Representatives of the several Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division or (iii) in any case to such other address as the person to be notified may have requested in writing.

      This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Debentures in his status as such purchaser.

      14. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

      This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

      Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                                          Very truly yours,

                                          PRIDE INTERNATIONAL, INC.

                                          By/s/  PAUL A. BRAGG
                                          Name:  Paul A. Bragg
                                          Title: President and Chief Operating
                                                 Officer

Confirmed as of the date first above
mentioned on behalf of themselves

SMITH BARNEY INC.
MORGAN STANLEY & CO. INCORPORATED

By SMITH BARNEY INC.


By /S/ MARK HUNT
      Managing Director

                                  SCHEDULE I

                                                              PRINCIPAL AMOUNT
                                                                 AT MATURITY
                                                                OF DEBENTURES
                   UNDERWRITER                                ------------------
Smith Barney Inc............................................. $     255,715,500
Morgan Stanley & Co. Incorporated............................ $     255,715,500
      Total.................................................. $     511,431,000